EXHIBIT 99.1

Media Inquiries:
Mary Rische, ViewPoint Bank
972-758-1554 / mary.rische@viewpointbank.com
Investor Inquiries:
Casey Farrell, ViewPoint Financial Group, Inc.
972-801-5871/ shareholderrelations@viewpointfinancialgroup.com
FOR IMMEDIATE RELEASE

ViewPoint Financial Group, Inc. to Acquire LegacyTexas Group, Inc.
Creates Premier Dallas-Fort Worth Commercial Banking Franchise

PLANO, Texas, Nov. 25, 2013 -- ViewPoint Financial Group, Inc. ("ViewPoint") (NASDAQ: VPFG) and LegacyTexas Group, Inc. ("LegacyTexas") announced today that they have entered into a definitive agreement under which LegacyTexas will merge into ViewPoint and, immediately thereafter, ViewPoint’s bank subsidiary, ViewPoint Bank, N.A., will merge into LegacyTexas’ subsidiary bank, LegacyTexas Bank. The merger will result in one of the largest independent banks in the state of Texas, with 51 branches and pro forma assets of over $5 billion.

LegacyTexas is a 50 year old, privately held commercial bank headquartered in Plano, Texas that operates 20 branches in Collin, Dallas, Tarrant and Parker counties. As of September 30, 2013, LegacyTexas reported, on a consolidated basis, total assets of $1.7 billion, total loans of $1.2 billion and total deposits of $1.5 billion. LegacyTexas offers a full range of banking products and services, including insurance and mortgage lending.

Under the terms of the agreement, ViewPoint will issue 7.85 million shares of ViewPoint common stock plus approximately $115 million in cash for all the outstanding stock of LegacyTexas. Each LegacyTexas shareholder will have the right to elect to receive either ViewPoint stock or cash, subject to proration as specified in the merger agreement. The transaction is expected to be highly accretive to earnings per share.

Upon completion of the merger, George Fisk, CEO and vice chairman of LegacyTexas, and Greg Wilkinson, each current LegacyTexas board members, will join the Boards of Directors of both ViewPoint and its banking subsidiary. Mays Davenport, Executive Vice President of LegacyTexas Bank, will become Executive Vice President and Chief Financial Officer of ViewPoint. Aaron Shelby, Executive Vice President of LegacyTexas, will be named Executive Vice President of ViewPoint. Both Davenport and Shelby will report directly to ViewPoint President and CEO Kevin Hanigan.

“I am very excited to announce the merger of LegacyTexas with ViewPoint,” stated Hanigan. “The Shelby family and management team from LegacyTexas have built one of the jewels of North Texas community banking. This combination allows ViewPoint to accomplish many of our strategic objectives, including: gaining greater scale in the Dallas-Fort Worth Metroplex; accelerating ViewPoint’s transition to a full-service, commercial-oriented community bank; leveraging our excess capital in a financially attractive transaction, and deepening our management and board depth and experience.”

"We have always respected LegacyTexas as a competitor and admired their commitment to the communities they serve," stated ViewPoint Chairman James McCarley. "Bringing our organizations together will serve to increase our ability to help grow area businesses and support our communities."

LegacyTexas Chairman Pat Shelby stated, “We are pleased to become partners with ViewPoint, an organization that mirrors the culture and pride of our own. Our organizations have both built strong foundations in Collin County, and we look forward to becoming the leading commercially focused community bank in Dallas.”

"We share ViewPoint’s commitment to our clients in the Dallas area and look forward to having our employees and stakeholders participate in the continued growth of our combined franchise,” added George Fisk.

Immediately following the close, ViewPoint will be known as LegacyTexas Financial Group, Inc. and the banking subsidiary will be known as LegacyTexas Bank.

"The LegacyTexas name is highly respected in Texas commercial banking, and we look forward to extending the success of that brand as we work to become this state’s premier community bank,” said Hanigan.

The merger has been unanimously approved by the boards of directors of both companies and is expected to close during the second quarter of 2014, after receipt of regulatory approvals, the approval of the shareholders of LegacyTexas and the satisfaction of other customary closing conditions.

ViewPoint also announced that its existing trading plan with Sandler O'Neill + Partners, L.P. in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to facilitate repurchases of its common stock (the "Rule 10b5-1 plan") has been terminated. The Rule 10b5-1 plan provides that the Rule 10b5-1 plan will terminate on the date of the public announcement of an acquisition as a result of which the Company's common stock is to be exchanged or converted into securities or property. The announced merger with LegacyTexas terminated the Rule 10b5-1 plan under this provision. Prior to termination, 83,800 shares were repurchased during 2013 under the Rule 10b5-1 plan at an average price of $18.55.

ViewPoint Financial Group, Inc. was advised in this transaction by Sandler O'Neill + Partners, L.P. as financial advisor and Silver, Freedman & Taff, LLP as legal counsel. J.P. Morgan Securities LLC served as financial advisor to LegacyTexas Group, Inc. The Bank Advisory Group, LLC rendered a fairness opinion to LegacyTexas’ board in connection with the transaction. Hunton & Williams LLP is acting as legal counsel to LegacyTexas.

In addition to the information contained in this press release, on November 25, 2013, ViewPoint will post an investor presentation regarding the transaction on its website at www.viewpointfinancialgroup.com.

Conference Call
ViewPoint will host an investor conference call to discuss the merger on Tuesday, November 26, 2013, at 7:30 a.m., Central Time. Participants are asked to call (toll-free) 1-888-317-6016 at least five minutes prior to the call. International participants are asked to call 1-412-317-6016 and participants in Canada are asked to call (toll-free) 1-855-669-9657. The call and corresponding presentation slides will be webcast live on the home page of ViewPoint's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10037595. This replay, as well as the webcast, will be available until December 31, 2013.

About ViewPoint Financial Group, Inc.
ViewPoint Financial Group, Inc. (NASDAQ: VPFG) is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

About LegacyTexas Group, Inc.
LegacyTexas Group, Inc. is the holding company for LegacyTexas Bank, headquartered in Plano, Texas. LegacyTexas Bank operates 20 branches in the Dallas/Fort Worth metropolitan area. Additionally, LegacyTexas Bank operates insurance and title company businesses. For more information, please visit www.legacytexasbank.com.

When used in this press release and in documents filed or furnished by ViewPoint with the Securities and Exchange Commission (the "SEC") in ViewPoint's other press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from the ViewPoint- LegacyTexas merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals and the approval of the shareholders of LegacyTexas might not be obtained or other conditions to completion of the merger set forth in the merger agreement might not be satisfied or waived; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; ViewPoint's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in ViewPoint's market area; the industry-wide decline in mortgage production; competition; changes in management's business strategies; and other factors set forth in ViewPoint's filings with the SEC.

ViewPoint does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ViewPoint Financial Group, Inc. will be filing with the SEC a registration statement on Form S-4 concerning the merger. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of LegacyTexas. INVESTORS ARE URGED TO READ THE PROXY STATEMENT / PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by ViewPoint will be available free of charge by accessing ViewPoint's website (www.viewpointfinancialgroup.com, under "SEC Filings") or by contacting Casey Farrell at 972-801-5871. The directors, executive officers and certain other members of management, and employees of ViewPoint may be deemed to be participants in the solicitation of proxies in favor of the merger from the shareholders of LegacyTexas. Information about the directors and executive officers of ViewPoint is included in the proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on April 18, 2013. The directors, executive officers and certain other members of management, and employees of LegacyTexas may also be deemed to be participants in the solicitation of proxies in favor of the merger from the shareholders of LegacyTexas. Information about the directors and executive officers of LegacyTexas will be included in the proxy statement/prospectus for the merger.